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                                                                    EXHIBIT 99.2



               CONSENT TO BE NAMED IN THE REGISTRATION STATEMENTS



To: Friendly Ice Cream Corporation



    The undersigned hereby consents to be named as a Director in the Registration Statements on Form S-1 (the "Registration Statements"), as first filed by Friendly Ice Cream Corporation (the "Company") on August 29, 1997, and to the statements in such Registration Statements concerning the undersigned's intended nomination to the Board of Directors of the Company.



                                          Dated: September 29, 1997
                                          By: Burt Manning
                                          Name: Burt Manning